[LOGO ING FUNDS]

                                                                          (e)(1)
January 20, 2006

Michael Gioffre
Senior Vice President
ING Investment Management Co.
10 State House Square
Hartford, CT 06103-3607

Dear Mr. Gioffre:

      Pursuant to the Sub-Advisory Agreement dated August 1, 2003 between ING Investments, LLC and ING Investment Management Co., as amended (the "Agreement"), we hereby modify the fees payable to the Sub-Adviser for ING GNMA Income Fund, ING High Yield Bond Fund, ING Intermediate Bond Fund and ING National Tax-Exempt Bond Fund (the "Funds"). Upon your acceptance, the Agreement will be modified to give effect to the foregoing by modifying the annual sub-advisory fees for the Funds as indicated on Amended Schedule A of the Agreement, effective January 20, 2006. The Amended Schedule A, with the annual sub-advisory fees indicated for the Funds, is attached hereto.

      Please signify your acceptance to the modification of the annual sub-advisory fees for the Funds by signing below where indicated.

                                                           Very sincerely,


                                                           /s/ Todd Modic
                                                           ---------------------
                                                           Todd Modic
                                                           Senior Vice President
                                                           ING Investments, LLC

ACCEPTED AND AGREED TO:
ING Investment Management Co.


By:    /s/ Jeffrey T. Becker
       ---------------------
Name:  Jeffrey T. Becker
Title: SVP & CEO, Duly Authorized

7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000           ING Funds Trust
Scottsdale, AZ 85258-2034            Fax: 480-477-2700
                                     www.ingfunds.com

                               AMENDED SCHEDULE A

                               with respect to the

                             SUB-ADVISORY AGREEMENT

                                     between

                              ING INVESTMENTS, LLC

                                       and

                          ING INVESTMENT MANAGEMENT CO.

                                                               Annual Sub-Adviser Fee
Series                                              (as a percentage of average daily net assets)
ING Classic Money Market Fund                                          0.1125%
ING GNMA Income Fund                                    0.2115% on first $1 billion of assets
                                                        0.1800% on next $4 billion of assets
                                                            0.1575% on assets thereafter

ING High Yield Bond Fund                                0.2295% on first $1 billion of assets
                                                        0.2025% on next $4 billion of assets
                                                            0.1800% on assets thereafter

ING Institutional Prime Money Market Fund                               0.04%

ING Intermediate Bond Fund                                             0.0765%
ING National Tax-Exempt Bond Fund                                      0.1350%


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